EXHIBIT 10.08





                             EXECUTIVE OPTIONAL DEFERRED

                                  COMPENSATION PLAN

                                          OF

                              KENTUCKY UTILITIES COMPANY



                          (As Amended and Restated Effective
                                As Of January 1, 1997)







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                    EXECUTIVE OPTIONAL DEFERRED COMPENSATION PLAN

                                          OF

                              KENTUCKY UTILITIES COMPANY

              (As Amended And Restated Effective As Of January 1, 1997)




                                   ARTICLE I - PLAN



          This Plan is an unfunded Deferred Compensation arrangement for a select group of management or highly compensated employees who are rendering service to an Employer.



                               ARTICLE II - DEFINITIONS



          For purposes of the Plan, the following definitions shall

          control:



          2.1     "Annual Performance Incentive Plan" -- The annual

                  incentive plan(s) sponsored by the Company as amended

                  from time to time.



          2.2     "Beneficiary" -- Any person or persons designated by the

                  Executive to receive amounts payable in accordance with

                  this Plan in the event of the Executive's death.  If no

                  Beneficiary has been designated or if no designated

                  Beneficiary shall survive the Executive, the Executive's

                  Beneficiary shall be deemed to be his or her estate.




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          2.3     "Committee" -- The Compensation Committee of the Board of

                  Directors of the Company.



          2.4     "Company" --  Kentucky Utilities Company, and successors

                  thereto.



          2.5     "Death" -- Death from any cause.



          2.6     "Deferred Compensation" -- The portion of a Participant's

                  annual incentive award (if any) which may be paid to the

                  Participant under the Company's Annual Performance

                  Incentive Plan(s) that has been deferred to this Plan.



          2.7     "Deferred Compensation Account(s) " or "Account(s) " --

                  The accounts that may be established each year by the

                  Employer as a book reserve for each of its Participants

                  to which shall be credited the sum of the Participant's

                  Deferred Compensation for that year plus any earnings or

                  losses credited thereafter in accordance with Article VI.



          2.8     "Deferral Election Form" -- The form made available

                  annually by the Committee to an Executive which, when

                  properly executed by the Executive, effects his or her

                  participation in the Plan for the applicable Performance

                  Cycle.  A copy of the Deferral Election Form is attached

                  hereto as Exhibit A and is made a part hereof.





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          2.9     "Disability" -- A physical or mental condition which

                  prevents a Participant from engaging in any occupation or

                  employment for remuneration or profit, except for the

                  purpose of rehabilitation not incompatible with such

                  findings.  The determination shall be made (i) on medical

                  evidence by a licensed physician assigned by the

                  Committee, or (ii) on evidence that the Participant is

                  eligible for disability benefits under the Social

                  Security Act in effect at the date of disability.

                  Disability shall exclude disabilities arising from

                  (a) intentionally self-inflicted injury or self-induced

                  illness; or (b) a proven unlawful act or enterprise on

                  the part of the Participant.



          2.10    "Employer" -- The Company and any Subsidiary to which the

                  Plan is extended by the Board of Directors of the Company

                  and which adopts the Plan.



          2.11    "Executive" -- Any management or highly compensated

                  employee of an Employer who is deemed by the Committee to

                  be eligible for participation in this Plan.



          2.12    "Fair Market Value" -- The closing price of the Parent's

                  Common Stock as reported in the listing of the New York

                  Stock Exchange - Composite Transactions on a specified

                  date.





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          2.13    "Parent" -- KU Energy Corporation and successors thereto.



          2.14    "Participant" -- Any employee designated as an Executive

                  who elects to participate in the Plan according to

                  Article IV or a person who was such at the time of his or

                  her Retirement, Death, Disability or Termination of

                  Service and who retains, or whose Beneficiary retains, a

                  benefit under the Plan which has not been forfeited or

                  distributed.



          2.15    "Performance Cycle" -- The period of time during which

                  the value of an award under the Company's Annual

                  Performance Incentive Plan is determined.



          2.16    "Plan" -- The Executive Optional Deferred Compensation

                  Plan of Kentucky Utilities Company set forth in this

                  instrument, as it may, from time to time, be amended.



          2.17    "Return on Capital" -- The result of dividing the

                  Company's net income before interest charges by the

                  Company's total capitalization as both are reported on

                  the Company's financial statements.



          2.18    "Subsidiary" -- Any corporation or other business entity

                  in an unbroken chain beginning with the Parent, if each

                  such corporation or other entity (other than the last in

                  the unbroken chain), or if each group of commonly

                  controlled corporations or other entities, then owns

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                  fifty percent (50%) or more of the total combined voting

                  power in one of the other corporations or entities in

                  such chain.



          2.19    "Termination of Service" -- The termination for any

                  reason of a Participant's employment as a regular

                  employee of the Employers and the members of any

                  controlled group of corporations (as defined in Section

                  414(b) of the Internal Revenue Code (the 'Code')) of

                  which an Employer is a member, the members of any group

                  of trades or businesses which are under common control

                  (as defined in Section 414(c) of the Code) of which an

                  Employer is a member, the members of any affiliated

                  service group (as defined in Section 414(m) of the

                  Code) of which an Employer is a member, and all other

                  organizations deemed to be affiliated with an Employer

                  under Section 414(o) of the Code.





                       ARTICLE III - ADMINISTRATION OF THE PLAN



          The Plan will be administered by the Committee.  The Committee shall have the full and exclusive power to construe and interpret the Plan, to correct any defect, supply any omission, make any factual determination or reconcile any inconsistency in such manner and to such extent as the Committee in its sole and absolute discretion may determine.  The Committee is authorized to establish and amend rules and regulations necessary for Plan

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          administration.  Decisions of the Committee shall be binding on all persons claiming rights under the Plan.  The Committee may employ such counsel (who may be counsel for any Employer),

          consultants and/or agents and may arrange for such services as it may determine to be necessary or appropriate in the

          administration of the Plan.  All expenses incurred by the

          Committee in administering the Plan shall be paid by the

          Employers.





                               ARTICLE IV- PARTICIPANTS



          4.1     Any Executive may elect for any Performance Cycle

                  beginning prior to January 1, 1998 to have all or any

                  portion of his or her award under the Company's Annual

                  Performance Incentive Plan deferred and credited with

                  earnings or losses in accordance with the terms and

                  conditions of this Plan.



          4.2     An Executive desiring to exercise such election under

                  Paragraph 4.1 shall notify the Committee each time he or

                  she wishes to exercise a deferral election.  Such notice

                  must be in writing, on a Deferral Election Form provided

                  by the Committee, and delivered to the Committee not

                  later than the December 31st preceding the start of a new

                  Performance Cycle.  If an Executive becomes a participant

                  in the Company's Annual Performance Incentive Plan for a

                  Performance Cycle as of a date other than January 1st,

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                  that Executive may deliver such notice to the Committee

                  within 30 days of the date as of which that Executive

                  becomes a participant in the Annual Performance Incentive

                  Plan.  Once delivered to the Committee, a deferral

                  election as made on a Deferral Election Form shall be

                  irrevocable.



          4.3     The amount of a Participant's Deferred Compensation shall

                  be credited to his or her Deferred Compensation Account

                  at the time such amount would have otherwise been paid to

                  the Participant under the Company's Annual Performance

                  Incentive Plan but for his or her deferral election under

                  the Plan.



          4.4     No Participant or the Participant's Beneficiary shall

                  acquire any property interest in his or her Deferred

                  Compensation Account or any other assets of the Employer,

                  their rights being limited to receiving from the Employer

                  deferred payments as set forth in this Plan and these

                  rights are conditioned upon continued compliance with the

                  terms and conditions of this Plan.  To the extent that

                  any Participant or Beneficiary acquires a right to

                  receive benefits under this Plan, such right shall be no

                  greater than the right of any unsecured general creditor

                  of the Employer.





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                   ARTICLE V - CONTINUED PARTICIPATION IN THE PLAN



          A Participant shall not actively participate in the Plan for any

          Performance Cycle for which a Deferral Election Form has not been timely executed and filed as provided by Paragraph 4.2 herein.

          In this event, such a Participant's Deferred Compensation

          Account(s) shall continue to be subject to the provisions of the

          Plan and all previously submitted Deferral Election Forms.  For subsequent Performance Cycles, an Executive may again actively participate hereunder by submitting the appropriate Deferral

          Election Form in accordance with the provisions of Article IV hereunder.





                    ARTICLE VI - CREDITING OF EARNINGS AND LOSSES



          As of the last day of each calendar quarter each Participant's

          Deferred Compensation Account(s) will be credited with earnings or losses in addition to any amounts credited to such Account(s)

          under Article IV of this Plan.



          Earnings on each Deferred Compensation Account established for a

          Participant shall be equal to the interest that would have been earned during such calendar quarter on the average of the

          balances of the Participant's Account at the end of each calendar month during such calendar quarter at a rate per annum equal to the greater of (1) the Company's Return on Capital for the twelve-month period that ends coincident with that quarter or

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          (2) the 13 week Treasury bill rate as reported in the Wall Street

          Journal on the first business day coinciding with or next

          following the end of that calendar quarter.  However, effective as of the first day of any calendar quarter beginning on or after

          April 1, 1997, a Participant may elect, by filing with the

          Committee written notice (on a form provided by the Committee) at least 15 days prior to the effective date thereof, to have the balance in any Deferred Compensation Accounts established for the

          Participant for a Performance Cycle beginning on or after

          January 1, 1993 and prior to January 1, 1998 be transferred or to have any subsequent Deferred Compensation credits for such a

          Performance Cycle be allocated, as the case may be, in specified multiples of 10%, to a Subaccount II for adjustment in accordance with Paragraph 6.1 below rather than be credited with earnings in accordance with the preceding sentence.  Once such an election has been made for a Deferred Compensation Account established for a Performance Cycle, it may not be changed.



          6.1     Subaccount II of a Participant's Account shall be

                  adjusted each calendar quarter to equal the Fair Market

                  Value as of the last day of such calendar quarter (or, if

                  it is not a trading date, as of the trading date next

                  preceding such date) of the number of hypothetical shares

                  of Parent Common Stock allocated to Subaccount II of the

                  Participant's Account as of such date.  The number of

                  hypothetical shares of Parent Common Stock allocated to

                  Subaccount II of a Participant's Account as of any date

                  shall be equal to the number of shares of Parent Common

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                  Stock that would be allocated to the Account as of such

                  date if (i) the Deferred Compensation credited to the

                  Participant's Account to be allocated, or the Account

                  balance to be transferred, to Subaccount II was invested

                  in the Parent's Common Stock at Fair Market Value on the

                  trading day that is coincident with or next preceding the

                  date on which such Deferred Compensation is credited or

                  transferred, as the case may be, to his or her Account,

                  (ii) cash dividends on the shares of Parent Common Stock

                  treated as allocated to Subaccount II of the

                  Participant's Account were automatically reinvested in

                  the Parent's Common Stock at Fair Market Value on the

                  trading day that is coincident with or next following the

                  applicable dividend payment date, and (iii) any

                  distributions from Subaccount II of the Participant's

                  Account were made at Fair Market Value on the trading day

                  that is coincident with or next preceding the effective

                  date of such distribution of the number of hypothetical

                  shares of Parent Common Stock needed to make such

                  distribution, which hypothetical shares shall be

                  subtracted from the number of shares treated as allocated

                  to Subaccount II of the Participant's Account as of the

                  effective date of the distribution.



            ARTICLE VII - DISTRIBUTION OF AMOUNTS DEFERRED UNDER THE PLAN



          All payments from the Plan will be made in cash by the Employer.

          The Participant will receive payments from the Plan in accordance

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          with the Deferral Election Form(s) on file.  Notwithstanding the preceding sentence, the remaining balance of a Participant's

          Deferred Compensation Account(s) will be paid in a lump sum as soon as practical after a Participant's Termination of Service or if a change of control occurs as described in Article XI.





                                 ARTICLE VIII - DEATH



          8.1     At the time that an Executive becomes a Participant, the

                  Executive shall designate in writing a Beneficiary to

                  receive any payments to which the Executive would have

                  been entitled under the terms of this Plan.  The

                  Beneficiary referred to in this paragraph may be

                  designated or changed by the Executive (without the

                  consent of any prior Beneficiary) on a form provided by

                  the Committee and delivered to the Committee before his

                  or her Death.  If no such Beneficiary shall have been

                  designated, or if no designated Beneficiary shall survive

                  the Executive, payments shall be payable to the

                  Executive's estate.



          8.2     If the Executive's employment is terminated because of

                  Death or if the Executive should die after his or her

                  Termination of Service but before his or her Deferred

                  Compensation Account balance has been paid, then the

                  Employer shall make payments of the Executive's remaining

                  balance in his or her Deferred Compensation Account to

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                  his or her Beneficiary in the same manner and to the

                  extent as provided in Article VII.



          8.3     If after the Executive's Death, all of the Executive's

                  designated Beneficiary(ies) should die before all

                  payments are made by the Employer, then the value of the

                  remaining payments shall be paid as promptly as possible

                  in one lump sum to the estate of the last to die of such

                  designated Beneficiary(ies).





                               ARTICLE IX - DISABILITY



          If the Executive's employment is terminated because of

          Disability, then the Employer shall make payments to the

          Executive in the same manner and to the same extent as provided in Article VII.





                                ARTICLE X - INCAPACITY



          If the Committee shall find that any person to whom any payment is payable under this Plan is unable to care for his or her affairs because of illness or accident, or is a minor, any payment due (unless a prior claim therefore shall have been made by a duly appointed guardian, committee or legal

          representative) may be paid to the spouse, a child, a parent, a brother or a sister or to any person determined by the Committee

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          in such a manner as the Committee shall determine.  For all determinations made by the Committee under this Article, the

          Committee shall have full acquittance.  Any such payment shall be a complete discharge of the liabilities of the Employer under this agreement.





                            ARTICLE XI - CHANGE IN CONTROL



          A "change in control" for purposes of the Plan shall have

          occurred if at any time any of the following events shall occur:



                  (a)    The Company or Parent is merged or consolidated or

                         reorganized into or with another corporation or

                         other legal person and, as a result of such

                         merger, consolidation, or reorganization, less

                         than a majority of the combined voting power of

                         the then-outstanding securities of such

                         corporation or person immediately after such

                         transaction is held in the aggregate by the

                         holders of the then-outstanding securities

                         entitled to vote generally in the election of

                         directors (the "Voting Stock") of the Parent

                         immediately prior to such transaction;



                  (b)    The Company or Parent sells or otherwise transfers

                         all or substantially all of its assets to any

                         other corporation or other legal entity and, as a

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                         result of such sale or transfer, less than a

                         majority of the combined voting power of the

                         then-outstanding securities of such other

                         corporation or entity immediately after such sale

                         or transfer is held in the aggregate by the

                         holders of Voting Stock of the Parent immediately

                         prior to such sale or transfer;



                  (c)    There is a report filed on Schedule 13D or

                         Schedule 14D-1 (or any successor schedule, form or

                         report or item therein), each as promulgated

                         pursuant to the Securities Exchange Act of 1934,

                         as amended (the "Exchange Act"), disclosing that

                         any person (as the term "person" is used in

                         Section 13(d)(3) or Section 14(d)(2) of the

                         Exchange Act) has become the beneficial owner (as

                         the term "beneficial owner" is defined under Rule

                         13d-3 or any successor rule or regulation

                         promulgated under the Exchange Act) of securities

                         representing 10% or more of the combined voting

                         power of the Voting Stock of the Company or the

                         Voting Stock of the Parent;



                  (d)    The Company or Parent files a report or proxy

                         statement with the Securities and Exchange

                         Commission pursuant to the Exchange Act disclosing

                         in response to Form 8-K or Schedule 14A (or any

                         successor schedule, form or report or item

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                         therein) that a change in control of the Company

                         or the Parent has or may have occurred or will or

                         may occur in the future pursuant to any

                         then-existing contract or transaction; or



                  (e)    If at any time during any period of two

                         consecutive years, individuals who at the

                         beginning of any such period constitute the

                         directors of the Company or the Parent cease for

                         any reason to constitute at least a majority

                         thereof, unless the election, or the nomination

                         for election by such company's stockholders, of

                         each director of such company first elected during

                         such period was approved by a vote of at least

                         two-thirds of the directors of such company then

                         still in office who were directors of such company

                         at the beginning of any such period.



          Notwithstanding the foregoing provisions of paragraph (c) or

          (d) above, unless otherwise determined in a specific case by majority vote of the Board of Directors of the Company and

          Parent, a "change in control" shall not be deemed to have

          occurred for purposes of the Plan solely because (i) the Parent,

          (ii) a Subsidiary, or (iii) any Company-sponsored,

          Parent-sponsored, or Subsidiary-sponsored employee stock

          ownership plan or any other employee benefit plan of the Company,

          Parent or Subsidiary, either files or becomes obligated to file a report or a proxy statement under or in response to Schedule 13D,

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          Schedule 14D-1, Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) under the Exchange Act,

          disclosing beneficial ownership by it of shares of Voting Stock of the Company or Parent, whether in excess of 10% or otherwise,

          or because the Company, Parent or a Subsidiary reports that a change in control of the Company or Parent has or may have occurred or will or may occur in the future by reason of such beneficial ownership.  Notwithstanding the foregoing provisions of this Article XI, a "change in control" shall not be deemed to have occurred by reason of the Reorganization.



          For purposes of this Article XI, "Reorganization" shall mean the corporate reorganization whereby the Parent became the holding company of the Company as approved by the Board of Directors of the Company on May 16, 1988 and May 27, 1988.





                           ARTICLE XII - AMENDMENT OF PLAN



          The Plan may be amended in whole or in part from time to time or terminated at any time by the Board of Directors of the Company,

          provided, however, that no amendment or termination may be made that adversely affects the rights of any person with respect to amounts previously deferred under the Plan without his or her prior written consent.  Notice of every such amendment shall be given in writing to each Participant and Beneficiary of a

          deceased Participant.



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                             ARTICLE XIII - MISCELLANEOUS



          13.1    Neither this Agreement, nor any action of the Employer or

                  Committee, nor any election to defer compensation

                  hereunder shall be construed to confer on any person any

                  legal right to be continued as an employee of the

                  Employer.



          13.2    Except as required by law, no right of the Executive or

                  Beneficiary to receive payments under this Plan shall be

                  subject to anticipation, commutation, alienation, sale,

                  assignment, encumbrance, charge, pledge, or hypothecation

                  or to execution, attachment, levy or similar process or

                  assignment by operation of law and any attempt, voluntary

                  or involuntary, to effect any such action shall be null

                  and void and of no effect.



          13.3    The Employer shall have the right to deduct from all

                  payments any taxes required by law to be withheld with

                  respect to any payments made under this Plan.



          13.4    Masculine pronouns used herein shall refer to men or

                  women or both, and nouns when stated in the singular

                  shall include the plural and when stated in the plural

                  shall include the singular wherever appropriate.



          13.5    This Plan shall be construed under the laws of the

                  Commonwealth of Kentucky.

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          13.6    The Company shall require any successor (whether direct

                  or indirect, by purchase, merger, consolidation,

                  reorganization or otherwise) to all or substantially all

                  of the business and/or assets of the Company expressly to

                  assume and agree to perform this Plan in the same manner

                  and to the same extent the Company would be required to

                  perform if no such succession had taken place.  This Plan

                  shall be binding upon and inure to the benefit of the

                  Company and any successor to the Company, including

                  without limitation any persons acquiring directly or

                  indirectly all or substantially all of the business

                  and/or assets of the Company whether by purchase, merger,

                  consolidation, reorganization or otherwise (and such

                  successor shall thereafter be deemed to be the "Company"

                  for the purposes of this Plan), and the heirs, executors

                  and administrators of each Participant.


          IN WITNESS THEREOF, the Company has caused this Plan to be executed by its duly authorized officers as of the 28th day of

          January, 1997.


                                           KENTUCKY UTILITIES COMPANY



                                           By:/s/Michael R. Whitley
                                                   Chairman of the Board,
                                                   President and Chief
                                                   Executive Officer

           Attest:/s/George S. Brooks II
                     Secretary

          (SEAL)




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                                                                  EXHIBIT A


                    EXECUTIVE OPTIONAL DEFERRED COMPENSATION PLAN

                                          OF

                              KENTUCKY UTILITIES COMPANY



                                DEFERRAL ELECTION FORM



          This election is in accordance with the provisions of the

          Executive Optional Deferred Compensation Plan (the Plan) of

          Kentucky Utilities Company (the Company) and is made this ______

          day of ________________, _____, by ________________________ (the

          Executive).  By making such election, I understand and agree that

          I become a party to said Plan, and agree to be bound by its terms and conditions.  I further understand that this election is irrevocable.



          In accordance with and subject to the provisions of the Plan, I hereby elect to defer for the Performance Cycle commencing on

          January 1, _____ and maturing on December 31, _____ the following amount of compensation that may be payable to me under the

          Company's Annual Performance Incentive Plan for services rendered during that Performance Cycle:



          The lesser of _______% of any incentive payment or $________.



          I understand that this election will remain in effect only for the above indicated Performance Cycle and that a new Deferral

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          Election Form must be completed for each other Performance Cycle that I wish to participate in the Plan.



          I further elect that the value of my Deferred Compensation

          Account for the above indicated Performance Cycle be payable to me on the first day of _____________, ____.



          IN WITNESS WHEREOF, I hereunto set my hand as of the date first above written.




                      (Witness)                  (Executive)


                                        Received and accepted on behalf of

                                        the Compensation Committee of the

                                        Board of Directors of Kentucky

                                        Utilities Company.



                                        KENTUCKY UTILITIES COMPANY





                                        By
                                        Dated









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